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                                                                    EXHIBIT 99.1

[BLUELINX LOGO]

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BLUELINX CONTACT:                           INVESTOR CONTACT:
David Morris                                Jody Burfening / Chris Witty
BlueLinx Holdings Inc.                      Lippert/Heilshorn & Associates, Inc.
(866) 671-5138                              (212) 838-3777
                                            cwitty@lhai.com

FOR IMMEDIATE RELEASE

             BLUELINX ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

    - Board of Directors Declares a $0.125 Dividend for the Second Quarter -

ATLANTA, GA, July 22, 2005 - BLUELINX HOLDINGS INC. (NYSE: BXC), a leading distributor of building products in North America, expects to report earnings per share in the range of $0.22 to $0.26 and revenue of approximately $1.48 billion, based on a preliminary review of results for the second quarter ended July 2, 2005. Gross profit and operating expenses for the quarter are expected to be approximately $115 million and $92 million, respectively.

Gross profit for the fiscal 2005 second quarter was negatively impacted primarily by a significant decline in structural product prices. The Random Lengths composite price index for pine plywood, oriented strand board and lumber declined 8%, 26% and 9%, respectively, during the quarter. In addition, structural product sales through the lower cost-to-serve direct channel grew disproportionately, which contributed to a lower gross margin rate.

"We entered the second quarter operating in a weak structural product pricing environment that persisted throughout the quarter. In this soft pricing environment, we took steps to mitigate the risk of holding price-sensitive inventory by shifting more structural product sales to the direct channel, just as we did in the first quarter. This channel shift, along with a continued focus on disciplined cost management, mitigated the impact of falling structural prices," said Chuck McElrea, chief executive officer.

"Operationally, we remain focused on gaining market share by extending our presence in the under-penetrated industrial market segment, delivering value-added solutions to selected high return customers, and increasing our vendor base, while improving productivity," said Mr. McElrea. "Our plan to grow our industrial business, which includes a higher mix of less price sensitive specialty products, will benefit from acquisitions such as Lane Stanton Vance, a distributor of specialty products to industrial customers in California, which we announced separately today."

DIVIDEND

The BlueLinx Board of Directors declared a $0.125 dividend on the company's common shares for the quarter ended July 2, 2005, payable on September 30, 2005 to shareholders of record on September 15, 2005.

SECOND QUARTER EARNINGS CONFERENCE CALL

BlueLinx will report final financial results for the second quarter on August 8, 2005 before the market opens. The company will host a conference call at 10:00 eastern daylight time that day. For details about accessing the call, please see the July 13, 2005 earnings notification release.

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ABOUT BLUELINX HOLDINGS INC.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,300 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service more than 11,700 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 60 warehouses. Additional information about BlueLinx can be found on its web site at www.BlueLinxCo.com.

FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended January 1, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.